Exhibit 99.1

Kaleido Biosciences Announces Appointment of Jean Mixer to its Board of Directors

LEXINGTON, Mass., Sept. 30, 2019 – Kaleido Biosciences, Inc. (Nasdaq: KLDO), a clinical-stage healthcare company with a chemistry-driven approach to leveraging the microbiome organ to treat disease and improve human health, today announced that Jean Mixer has been appointed to its Board of Directors.

Ms. Mixer has more than 25 years of experience in healthcare and is currently Chief Digital Transformation Officer and Vice President, Strategy at Boston Children’s Hospital. Previously, she launched and ran her own consulting firm, and served for more than a decade as a partner at the Boston Consulting Group. Ms. Mixer has experience across the healthcare industry, including working with executive management and Boards of leading academic medical centers, integrated healthcare delivery networks, payers, pharmacy/PBMs and biopharmaceutical and medical device companies. She began her career as an officer at J.P. Morgan in New York. She previously served on the Board of Directors of two public companies, Cambridge Trust and NxStage Medical, which was acquired by Fresenius Medical Care for $2 billion in February 2019. She received a master’s degree in Management from the Kellogg School of Management.

Ms. Mixer will assume the seat of Jonathan McIntyre, Ph.D., who is stepping off the Board to focus on his role as Chief Executive Officer of Motif FoodWorks.

“I want to thank Jon for his service as a Kaleido Director during an important time in the Company’s evolution, and welcome Jean to the Board. We are thrilled to have her tremendous experience and strategic insights across a broad range of areas in healthcare, from implementing digital strategies to assisting organizations as they build and transform their businesses. We look forward to benefiting from her insights as we continue our mission to lead a revolution in human health,” said Michael Bonney, Executive Chair of Kaleido.

“I am excited to be joining the Board of a company committed to breaking the mold of traditional discovery and development as well as leading an innovative approach to targeting the potential of the microbiome to improve health and treat disease,” said Ms. Mixer.

About Kaleido Biosciences

Kaleido Biosciences is a clinical-stage healthcare company with a differentiated, chemistry-driven approach to leveraging the microbiome organ to treat disease and improve human health. The Company has built a human-centric proprietary product platform to enable the rapid and cost-efficient discovery and development of novel Microbiome Metabolic Therapies (MMT™). MMTs are designed to modulate the metabolic output and profile of the microbiome by driving the function and distribution of the organ’s existing microbes. Kaleido is advancing a broad pipeline of MMT candidates with the potential to address a variety of diseases and conditions with significant unmet patient needs. To learn more, visit https://kaleido.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the therapeutic potential of our MMT candidates and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar words and expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words or expressions. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to non-IND clinical studies of our MMT product candidates including statements regarding the rapidity at which our human-centric discovery and development platform can advance our MMT product candidates, the clinical development and safety profile of our MMT candidates and their therapeutic potential, whether and when, if at all, our MMT candidates will receive approval form the U.S. Food and Drug Administration and for which, if any, indications, competition from other biotechnology companies, and other risks identified in our SEC filings, including our most recent Quarterly Report on Form 10-Q, and subsequent filings with the SEC. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contact

Amy Reilly

617-890-5721

amy.reilly@kaleido.com

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